Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

Pursuant to the Offer to Purchase for Cash

Up to $80,000,000 Aggregate Principal Amount

of the Outstanding

3.125% Convertible Senior Notes due 2011

of

CELL GENESYS, INC.

at a Purchase Price Not Greater than $400

Nor Less than $320

Per $1,000 Principal Amount,

Plus Accrued and Unpaid Interest Thereon

THE OFFER, PRORATION PERIOD AND

WITHDRAWAL RIGHTS WILL EXPIRE

AT 5:00 P.M., NEW YORK CITY TIME, ON

TUESDAY, DECEMBER 9, 2008, UNLESS

THE OFFER IS EXTENDED.

As set forth in Section 6 of the Offer to Purchase, this Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer if you want to tender your Notes but:

•	your certificates for the Notes are not immediately available or cannot be delivered to the Depositary by the Expiration Date;

•	your other required documents cannot be delivered to the Depositary by the Expiration Date; or

•	you cannot comply with the procedure for DTC transfer by the Expiration Date.

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to the Depositary by hand, mail, overnight courier or by facsimile transmission prior to the Expiration Date. See Section 6 of the Offer to Purchase.

Deliver to:

U.S. Bank National Association

By Regular, Registered or Certified Mail; Hand or Overnight Delivery:	By Facsimile (for Eligible Institutions only):

U.S. Bank National Association West Side Flats Operations Center 60 Livingston Avenue St. Paul, MN 55107 Attn: Brandi Steward (Cell Genesys, Inc. Notes due 2011)	(651) 495-8158 Fax cover sheets should provide a call back phone number and request a call back, upon receipt. Confirm Receipt by Calling: (651) 495-4738

For Information Call:

(800) 934-6802

For this notice to be validly delivered, it must be received by the Depositary at the address listed above on or before the Expiration Date. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to Cell Genesys, Inc., Lazard Capital Markets LLC or Georgeson Inc. will not be forwarded to the Depositary and therefore will not constitute valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Cell Genesys, Inc., a Delaware corporation (the “Company”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated as of November 7, 2008 (the “Offer to Purchase”), and the related Letter of Transmittal (which together, as they may be amended and supplemented from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the principal amount of the Company’s 3.125% Convertible Senior Notes due 2011 (the “Notes”) specified below pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase under Section 6, “Procedures for Tendering Notes—Guaranteed Delivery.” The undersigned hereby authorizes the Depositary to deliver this Notice of Guaranteed Delivery to the Company with respect to the Notes tendered pursuant to the Offer.

The undersigned understands that the Company will accept for purchase Notes validly tendered on or prior to the Expiration Date. This Notice of Guaranteed Delivery may only be utilized on or prior to the Expiration Date. The undersigned also understands that tenders of Notes may be withdrawn at any time on or prior to the Expiration Date but the Purchase Price shall not be payable in respect of the Notes so withdrawn. For a valid withdrawal of a tender of Notes to be effective, it must be made in accordance with the procedures set forth in Section 7 of the Offer to Purchase, “Withdrawal of Tenders.”

The undersigned understands that payment for Notes purchased will be made only after timely receipt by the Depositary of (i) certificates representing such Notes and a Letter of Transmittal with respect to certificated Notes properly completed and duly executed, with any signature guarantees and any other documents required by the Letter of Transmittal, or (ii) an Agent’s Message confirming the transfer of such Notes into the Depositary’s account at DTC, within three business days after the execution hereof. The undersigned also understands that under no circumstances will interest be paid by the Company by reason of any delay in making payment to the undersigned.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

PLEASE SIGN AND COMPLETE*

Series of Notes	Certificate Number (if available) or Name of DTC Participant and Participant’s DTC Account Number in which Notes are Held*	Principal Amount of Notes Tendered**	Tender Price per $1,000 Principal Amount in Increments of $10 (cannot be greater than $400 or less than $320)***
3.125% Convertible Senior Notes due 2011

*	If the space provided is inadequate, list the certificate numbers, principal amounts and tender price (if any) in respect of Notes being tendered on a separated executed schedule and affix the schedule hereto.

**	Unless otherwise indicated, it will be assumed that the entire aggregate principal amount represented by the Notes specified above is being tendered.

***	Each tender price must be in multiples of $10 per $1,000 principal amount, and not greater than $400 nor less than $320 per $1,000 principal amount in accordance with the terms of the Offer. Alternatively, if the Holder wishes to maximize the chance that the Company will purchase such Holder’s Notes, the Holder should refrain from specifying a price at which the Holder is tendering, in which case, the Holder will accept the Purchase Price selected by the Company in the Offer. Each Holder of Notes should understand that not specifying a price at which the Notes are being tendered may have the effect of lowering the Purchase Price paid for Notes in the Offer and could result in such Holder’s Notes being purchased at the minimum price of $320 per $1,000 principal amount.

Signature(s) of Registered holder(s) or Authorized Signatory:

Name(s) of Registered holder(s):

Address:

Zip Code:

Area Code and Telephone No:

Date:

☐	Check this box if Notes will be delivered by DTC transfer.

Name of Tendering Institution

Depositary Account No.

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an “eligible guarantor institution,” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), hereby guarantees (i) that the above-named person(s) has a net long position in the shares being tendered within the meaning of Exchange Act Rule 14e-4, (ii) that such tender of shares complies with Exchange Act Rule 14e-4 and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Notes tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Notes into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other required documents, within three business days after the date of receipt by the Depositary.

Name of Eligible Institution Guaranteeing Delivery Address	Authorized Signature

Address	Name (Print Name)

Zip Code	Title

Dated: , 2008
(Area Code) Telephone No.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

NOTE: DO NOT SEND CERTIFICATES FOR NOTES WITH THIS FORM. YOUR CERTIFICATES FOR NOTES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.